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                                                                       EXHIBIT E

THIS VOTING TRUST DISSOLUTION AGREEMENT entered into as of 9:00 a.m. Montreal time on August 30, 2000 ("Effective Time").

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
BETWEEN:                   THE ESTATE OF GERALD W. WYANT,

                                                                  (the "Estate")

AND:                       3323986 CANADA INC.,

                                                                    ("Geraldco")

AND:                       JAMES A. WYANT,

                                                              ("Voting Trustee")

AND:                       McCARTHY TETRAULT,

                                                                  ("Depositary")
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1.   The parties agree to dissolve and terminate as of the Effective Time the
     Voting Trust Agreement entered into among them on March 14, 1997 ("Voting Trust Agreement") to enable the Estate to enter into a Stock Purchase Agreement dated August 30, 2000 with James A. Wyant, John Derek Wyant, Lynne Ellen Emond, Perkins Papers Ltd. and Perkins Acquisition Corp. ("Stock Purchase Agreement").

2. The parties agree that they will promptly reinstate the Voting Trust Agreement if the Stock Purchase Agreement is terminated prior to the closing of the transactions contemplated by such agreement.

3. The parties will sign all documents necessary to give effect to this agreement.

4. The parties authorize the Depositary to execute such documents as are necessary to register the shares subject to the Voting Trust Agreement in the name of Geraldco.



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                                                                          Page 2

5.   This Agreement is governed by the laws of the province of Quebec.


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
THE ESTATE OF GERALD W. WYANT                       3323986 CANADA INC.

Per:  /s/ Paula Tepper-Wyant                        Per:  /s/ Paula Tepper-Wyant
     -----------------------                              ----------------------
         Paula Tepper-Wyant                                   Paula Tepper-Wyant

Per:  /s/ Thomas R.M. Davis
     -----------------------
          Thomas R.M. Davis

                                                     McCARTHY TETRAULT

/s/ James A. Wyant                                   Per:  /s/ Thomas R.M. Davis
---------------------------------                         ----------------------
James A. Wyant, as Voting Trustee                              Thomas R.M. Davis

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